Exhibit 10.23

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF

CIM URBAN PARTNERS, L.P.

a Maryland limited partnership
_____________________________________

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.
dated as of March 28, 2024

TABLE OF CONTENTS

Section 15.15 No Rights as Stockholders	69
Section 15.16 Interpretation	69

Exhibits List

Exhibit A	EXAMPLES REGARDING ADJUSTMENT FACTOR	A-1
Exhibit B	COMMON UNIT NOTICE OF REDEMPTION	B-1
Exhibit C	PARTNER QUESTIONNAIRE	C-1

    v

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF CIM URBAN PARTNERS, L.P.
THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CIM URBAN PARTNERS, L.P., a Maryland limited partnership, dated as of March 28, 2024, is made and entered into by and among, Urban Partners GP, LLC, a Delaware limited liability company, as the General Partner, CMCT NAV REIT, a Maryland statutory trust, as the REIT Limited Partner, CIM Urban Holdings, LLC, a Delaware limited liability company (the “Withdrawing Limited Partner”), and the Persons from time to time party hereto, as limited partners.
WHEREAS, the Partnership (as defined herein) was initially formed pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) by the filing of a Certificate of Limited Partnership with the Secretary of State of Delaware on February 4, 2005 (the “Formation Date”);
WHEREAS, the affairs of the Partnership and the conduct of its business is currently governed by the Second Amended and Restated Agreement of Limited Partnership, dated as of December 22, 2005, which was amended as of January 31, 2006, June 28, 2006, October 23, 2006, December 10, 2007 and December 31, 2008, by and among CIM Urban Partners GP, Inc., a California corporation, as the General Partner and CIM Urban Holdings, LLC, a Delaware limited liability company, as the Limited Partner (the “Existing Partnership Agreement”);
WHEREAS, the Partnership converted (the “Conversion”) to a Maryland limited partnership pursuant to and in accordance with the DRULPA and the Maryland Revised Uniform Limited Partnership Act by the filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland of Articles of Conversion and a Certificate of Limited Partnership on March 28, 2024; and
WHEREAS, the General Partner, the Withdrawing Limited Partner, and the REIT Limited Partner now desire to amend and restate the Existing Partnership Agreement to, among other things, reflect (i) the Conversion, (ii) the assignment and transfer by the Withdrawing Limited Partner of all of its legal and beneficial right, title and interest in the Partnership as the Limited Partner to the REIT Limited Partner, (iii) the withdrawal of the Withdrawing Limited Partner from the Partnership, and (iv) the admission of the REIT Limited Partner as a limited partner of the Partnership.
NOW, THEREFORE, BE IT RESOLVED, that, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Article 1
DEFINED TERMS
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:
“Act” means the Maryland Revised Uniform Limited Partnership Act, Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.
“Additional Funds” has the meaning set forth in Section 4.3.A hereof.
“Additional Limited Partner” means a Person who is admitted to the Partnership as a limited partner pursuant to the Act and Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.
“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Partnership Year or other applicable period, after giving effect to the following adjustments:
(i)increase such Capital Account by any amounts that such Partner is obligated to restore pursuant to this Agreement upon liquidation of such Partner’s Partnership Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(ii)decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year or other applicable period.
“Adjustment Factor” means 1.0; provided, however, that in the event that the REIT Limited Partner:
(iii)(a) declares or pays a dividend on its outstanding NAV REIT Common Shares wholly or partly in NAV REIT Common Shares or makes a distribution to all holders of its outstanding NAV REIT Common Shares wholly or partly in NAV REIT Common Shares, (b) splits or subdivides its outstanding NAV REIT Common Shares or (c) effects a reverse stock split or otherwise combines its outstanding NAV REIT Common Shares into a smaller number of NAV REIT Common Shares, the Adjustment Factor shall be adjusted on the date of such transaction by multiplying the Adjustment Factor previously in effect by a fraction, (1) the numerator of which shall be the number of NAV REIT Common Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of NAV REIT Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;
(iv)distributes any Distributed Rights, the Adjustment Factor shall be adjusted as of the record date for the distribution of such Distributed Rights (or, if such Distributed Rights become exercisable only upon the occurrence of an event that may or may not occur, the date on which such Distributed Rights become exercisable), by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the sum of the number of NAV REIT Common Shares issued and outstanding on the record date (or the date such Distributed Rights become exercisable, if applicable) plus the maximum number of NAV REIT Common Shares issuable upon the exercise of such Distributed Rights and (b) the denominator of which shall be the number of NAV REIT Common Shares issued and outstanding on the record date (or the date such Distributed Rights become exercisable, if applicable) plus a fraction (1) the numerator of which is the product of the maximum number of NAV REIT Common Shares issuable upon the exercise of such Distributed Rights multiplied by the minimum purchase price per NAV REIT Common Share under such Distributed Rights and (2) the denominator of which is the Value of a NAV REIT Common Share as of the record date (or the date such Distributed Rights become exercisable, if applicable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be further adjusted to reflect a reduced maximum number of NAV REIT Common Shares or any change in the minimum purchase price for the purposes of the above fraction; provided further, that any such further adjustment in respect of the distribution of Distributed Rights shall be effective retroactive to the record date for their distribution (or the date on which they became exercisable, if such Distributed Rights became exercisable only upon the occurrence of an event that may or may not have occurred) for all purposes in this Agreement and any issuance, distribution, redemption, purchase by the REIT Limited Partner pursuant to Section 15.1.C or payment may, in the sole and absolute discretion of the General Partner, be effected on the basis of the Adjustment Factor in effect immediately prior to any adjustment under this paragraph (ii), subject to a subsequent supplemental issuance, distribution, redemption, purchase or payment, as applicable, to reflect the Adjustment Factor as finally determined under this provision;
(v)distributes to all holders of its NAV REIT Common Shares (by dividend or otherwise) evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), the Adjustment Factor shall be adjusted to equal the product of the Adjustment Factor in effect immediately prior to the close of business on the record date for such distribution multiplied by a fraction (a) the numerator of which shall be the Value of a NAV REIT Common Share as of the record date and (b) the denominator of which shall be the amount by which the Value of a NAV REIT Common Share as of the record date exceeds the then fair market value (as determined by the General Partner in its sole and absolute discretion) of the portion of the evidences of indebtedness or assets so distributed in respect of one NAV REIT Common Share; provided, however, no such adjustment to the Adjustment Factor shall be made for any distribution of evidences of indebtedness or assets relating to indebtedness or assets received by the REIT Limited Partner pursuant to a pro rata distribution to Common Units by the Partnership; and
(vi)determines in its sole and absolute discretion that (1) an event not described by subclauses (i) through (iii) has occurred that requires an adjustment to the Adjustment Factor to ensure fair and equitable treatment of holders of NAV REIT Common Shares and/or holders of Common Units or (2) the calculation of the Adjustment Factor as prescribed in subclauses (i) through (iii) above will not lead to a fair and equitable treatment of holders of NAV REIT Common Shares and/or holders of Common Units, the Adjustment Factor shall be such number as determined by the General Partner in its sole and absolute discretion.
Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Limited Partner Interests to the extent that the Partnership or REIT Limited Partner makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or the Partnership effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustments to the

Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” means this Agreement of Limited Partnership of CIM Urban Partners, L.P., as now or hereafter amended, restated, modified, supplemented or replaced.
“Applicable Percentage” has the meaning set forth in Section 15.1.C hereof.
“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.
“Available Cash” means, with respect to any period for which such calculation is being made,
(vii)the sum, without duplication, of:
(1)the Partnership’s Net Income or Net Loss (as the case may be) for such period,
(2)Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,
(3)the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),
(4)the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and
(5)all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;
(viii)less the sum, without duplication, of:
(1)all principal debt payments made during such period by the Partnership,
(2)capital expenditures made by the Partnership during such period,

(3)investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,
(4)all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),
(5)any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,
(6)the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion,
(7)any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units, including, without limitation, any Cash Amount paid, and
(8)the amount of any working capital accounts and other cash or similar balances that the General Partner determines to be necessary or appropriate in its sole and absolute discretion.
Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.
“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:
(i)To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.2 or Section 6.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.
(ii)From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.2 or Section 6.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(iii)In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.
(iv)The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is necessary or appropriate to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification in its sole and absolute discretion.
“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4 hereof.
“Capital Share” means a share of any class or series of beneficial interest of the REIT Limited Partner now or hereafter authorized other than a NAV REIT Common Share.
“Cash Amount” means an amount of cash equal to the product of (i) the Value of a Common Unit and (ii) the number of Tendered Common Units..
“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the SDAT, as amended from time to time in accordance with the terms hereof and the Act.
“Charter” means the charter of CMCT, within the meaning of Section 1-101(f) of the Maryland General Corporation Law.
“CMCT” means Creative Media & Community Trust Corporation, a Maryland corporation.
“CMCT Common Share” means a share of common stock, par value $0.01 per share, of CMCT.
“CMCT Common Shares Amount” means a number of CMCT Common Shares, rounded down to the nearest whole CMCT Common Share, equal to the product of (a) the number of Tendered Common Units multiplied by (b) the CMCT Exchange Factor.
“CMCT Exchange Factor” means the quotient obtained by dividing (i) the NAV per Common Unit by (ii) the NAV per CMCT Common Share.
“CMCT Preferred Share” means a preferred share of beneficial interest, par value $0.001 per share, of CMCT of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the CMCT Common Shares.
“CMCT Redemption Option” means the election by a Tendering Party in a Common Unit Notice of Redemption to receive in accordance with Section 15.1 hereof: (a) the Cash Amount or (b) if the REIT Limited Partner timely delivers an Election Notice pursuant to Section 15.1.C hereof, CMCT Common Shares with respect to the Applicable Percentage. For the avoidance of doubt, the CMCT Redemption Option does not limit the discretion of the REIT Limited Partner to elect to acquire some or all Tendered Common Units in exchange for CMCT Common Shares.

“Code” means the Internal Revenue Code of 1986.
“Common Equivalent Unit” means a Common Unit or any other unit or fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof that is neither a Preferred Unit nor any other Partnership Unit that is specified in a Partnership Unit Designation as being other than a Common Equivalent Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.
“Common Limited Partner” means any Limited Partner that is a Holder of Common Units, including any Substituted Limited Partner, in its capacity as such.
“Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Common Unit; provided, however, that the General Partner Interest, the REIT Limited Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.
“Common Unit Notice of Redemption” means the Common Unit Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.
“Compensatory Units” has the meaning set forth in Section 4.2.B.
“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof. The terms “Consented” and “Consenting” have correlative meanings.
“Consent of the General Partner” means the Consent of the sole General Partner, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the General Partner in its sole and absolute discretion.
“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Limited Partner in its sole and absolute discretion.
“Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the General Partner or the Limited Partners in their sole and absolute discretion; provided, however, that if any such action affects only certain classes or series of Partnership Interests, “Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners of the affected classes or series of Partnership Interests, voting together as a single class.
“Contingent Redemption Election” means an election in a Common Unit Notice of Redemption that elects the NAV REIT Redemption Option to only redeem a number of Common Units equal to (i) the number of Common Units that will be redeemed for the Cash Amount plus (ii) the number of Common Units that will be acquired by the General Partner pursuant to an Election Notice to the extent that the NAV REIT Common Shares Amount does not exceed the number of NAV REIT Common Shares that will be repurchased from the Qualifying Party on the Specified Redemption Date pursuant to the NAV REIT Common Shares Repurchase Program.
“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership.
“Controlled Entity” means, as to any Partner, (i) any corporation more than forty percent (40%) of the outstanding voting stock of which is owned by such Partner or such Partner’s Family Members or Affiliates, (ii) any trust, whether or not revocable, of which such Partner or such Partner’s Family Members or Affiliates are the sole beneficiaries; (iii) any partnership of which such Partner or its Affiliates are the managing partners and in which such Partner, such Partner’s Family Members or Affiliates hold partnership interests representing at least forty percent (40%) of such partnership’s capital and profits; (iv) any limited liability company of which such Partner or its Affiliates are the managers and in which such Partner, such Partner’s Family Members or Affiliates hold membership interests representing at least forty percent (40%) of such limited liability company’s capital and profits; and (v) any other form of entity (regardless whether such entity is a pass-through or transparent entity from a tax perspective) of which such Partner or its Affiliates are acting as managers or in a similar capacity and in which such Partner, such Partner’s Family Members or Affiliates hold interests representing at least forty percent (40%) of such other entity’s capital and profits.
“Cut-Off Date” means the twentieth (20th) Business Day after the General Partner’s receipt of a Common Unit Notice of Redemption.
“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.
“Declaration of Trust” means the Declaration of Trust of the REIT Limited Partner.
“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or period bears to such beginning adjusted tax basis. In the event that the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.
“Designated Individual” has the meaning set forth in Section 10.3.A hereof.
“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for federal income tax purposes is such Person.
“Distributed Rights” means any rights, options or warrants distributed by the REIT Limited Partner to all holders of NAV REIT Common Shares that allow such holders to subscribe for, purchase or otherwise acquire NAV REIT Common Shares, or securities or rights convertible into, exchangeable for or exercisable for NAV REIT Common Shares (other than NAV REIT Common Shares issuable pursuant to a Qualified DRIP / COPP), at a price per NAV REIT Common Share less than the Value of a NAV REIT Common Share on the record date for such distribution.
“Election Notice” has the meaning set forth in Section 15.1.C.
“Equity Plan” means any option, stock, unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program now or hereafter adopted by the Partnership or the REIT Limited Partner.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Exchange Act” means the Securities Exchange Act of 1934.
“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and/or his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.
“Flow-Through Entity” has the meaning set forth in Section 3.4.C hereof.
“Flow-Through Partners” has the meaning set forth in Section 3.4.C hereof.
“Formation Date” has the meaning set forth in the Recitals hereof.
“Funding Debt” means any Debt incurred by or on behalf of the General Partner or REIT Limited Partner for the purpose of providing funds to the Partnership.
“General Partner” means Urban Partners GP, LLC, a Delaware limited liability company, and its successors and assigns, in each case, that is admitted from time to time to the Partnership as a general partner pursuant to the Act and this Agreement, in such Person’s capacity as a general partner of the Partnership.
“General Partner Interest” means the entire Partnership Interest held by a General Partner of the Partnership.
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(v)The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person.
(vi)The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (1) through (5) below shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:
(1)the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Partners in the Partnership;
(2)the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Partners in the Partnership;
(3)the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);
(4)the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Partners in the Partnership; and
(5)at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.
(vii)The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the General Partner.
(viii)The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).
(ix)If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.
“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Interest.
“Incapacity” or “Incapacitated” means: (i) as to any Partner who is an individual, the death of such Person or the entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate (whether by reason of insanity, total physical disability or otherwise); (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.
“Indemnitee” means (i) any Person subject to a claim or demand, or made a party or threatened to be made a party to a proceeding, by reason of its status as (a) the General Partner, (b) the REIT Limited Partner or (c) a member or manager of the General Partner, a trustee of the REIT Limited Partner, an external manager of the General Partner or the REIT Limited Partner or an officer or employee of the Partnership, the General Partner or the REIT Limited Partner and (ii) such other Persons (including Affiliates of the General Partner, the REIT Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“Initial Holding Period” means as to any Qualifying Party or any of their successors-in-interest, a period ending on the day before the first twelve-month anniversary of such Qualifying Party’s first becoming a Holder of Limited Partner Interests; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the Initial Holding Period applicable to such Qualifying Party and its successors-in-interest to a period of shorter or longer than twelve months.
“IRS” means the United States Internal Revenue Service.
“Limited Partner” means any Person that is admitted from time to time to the Partnership as a limited partner pursuant to the Act and this Agreement and has not ceased to be a limited partner, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.
“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and

includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Common Units, Preferred Units or other Partnership Units.
“Liquidating Event” has the meaning set forth in Section 13.1 hereof.
“Liquidator” has the meaning set forth in Section 13.2.A hereof.
“Majority in Interest of the Limited Partners” means Limited Partners (other than the REIT Limited Partner and any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner or the REIT Limited Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Limited Partners entitled to Consent to or withhold Consent from a proposed action.
“Majority in Interest of the Partners” means Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners entitled to Consent to or withhold Consent from a proposed action.
“Maryland Courts” has the meaning set forth in Section 15.9.B hereof.
“NAV per CMCT Common Share” means the net asset value per CMCT Common Share as of the last day of the quarter immediately preceding the quarter of determination, determined by CMCT in good faith and in a commercially reasonable manner.
“NAV per Common Unit” means the net asset value per Common Unit as of the last day of the quarter immediately preceding the quarter of determination, determined by the General Partner in good faith and in a commercially reasonable manner.
“NAV per NAV REIT Common Share” means the net asset value per NAV REIT Common Share as of the last day of the quarter immediately preceding the quarter of determination, determined by NAV REIT in good faith and in a commercially reasonable manner.
“NAV REIT Common Share” means a common share of beneficial interest, par value $0.01 per share, of the REIT Limited Partner.
“NAV REIT Common Shares Amount” means a number of NAV REIT Common Shares, rounded down to the nearest whole NAV REIT Common Share, equal to the product of (a) the number of Tendered Common Units multiplied by (b) the Adjustment Factor; provided, however, that, in the event of a distribution of any Rights having a record date on or after the date of the Common Unit Notice of Redemption and on or before the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the NAV REIT Common Shares Amount shall include such additional number of Rights or NAV REIT Common Shares that the General Partner determines is equitable.
“NAV REIT Common Shares Repurchase Date” means the dates on which the REIT Limited Partner voluntarily repurchases NAV REIT Common Shares pursuant to a NAV REIT Common Shares Repurchase Program.
“NAV REIT Common Shares Repurchase Program” means any program by which the REIT Limited Partner voluntarily repurchases NAV REIT Common Shares.

“NAV REIT Preferred Share” means a preferred share of beneficial interest, par value $0.01 per share, of the REIT Limited Partner of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the NAV REIT Common Shares.
“NAV REIT Redemption Option” means the election by a Tendering Party in a Common Unit Notice of Redemption to receive in accordance with Section 15.1 hereof: (a) the Cash Amount or (b) if the REIT Limited Partner delivers an Election Notice pursuant to Section 15.1.C hereof, NAV REIT Common Shares with respect to the Applicable Percentage. For the avoidance of doubt, the NAV REIT Redemption Option does not limit the discretion of the REIT Limited Partner to elect to acquire some or all Tendered Common Units in exchange for NAV REIT Common Shares.
“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(x)Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) shall be added to (or subtracted from, as the case may be) such taxable income (or loss);
(xi)Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) shall be subtracted from (or added to, as the case may be) such taxable income (or loss);
(xii)In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;
(xiii)Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
(xiv)In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other applicable period; and
(xv)To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss.

(xvi)Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.2 or Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss”.
“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities (other than NAV REIT Preferred Shares) having the right to subscribe for or purchase NAV REIT Common Shares or NAV REIT Preferred Shares (excluding grants under any option plan adopted by the Partnership or the REIT Limited Partner) or (ii) any Debt issued by the REIT Limited Partner that provides for any of the rights described in clause (i).
“Nonrecourse Deductions” has the meaning ascribed to the term “nonrecourse deductions” in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning ascribed to the term “nonrecourse liability” in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).
“Ownership Limit” means, with respect to any Person, the restriction or restrictions on the ownership and transfer of stock of CMCT or shares of the REIT Limited Partner imposed under the Charter or Declaration of Trust that are applicable to such Person, as such restrictions may be modified for any Excepted Holder (as such term is defined in the Charter or Declaration of Trust, as applicable) pursuant to an Excepted Holder Limit (as such term is defined in the Charter or Declaration of Trust, as applicable).
“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.
“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Partner Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).
“Partner Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
“Partnership” means the limited partnership formed and continued under the Act and pursuant to this Agreement, and any successor thereto.
“Partnership Equivalent Securities” means, with respect to any New Securities (other than Capital Shares) or any other securities issued by the REIT Limited Partner that are not Capital Shares, securities of the Partnership that have economic rights that are substantially the same as such securities of the REIT Limited Partner. For the avoidance of doubt, the voting rights, redemption rights and rights to transfer Partnership Equivalent Securities need not be similar to the rights of the corresponding securities of the REIT Limited Partner.

“Partnership Equivalent Units” means, with respect to any class or series of Capital Shares, Partnership Units of a class or series with preferences, conversion and other rights, restrictions (other than restrictions on transfer), limitations and rights as to distributions (including distributions upon liquidation, dissolution or winding up) and qualifications such that such Partnership Equivalent Units have economic rights that are substantially the same as those of such class or series of Capital Shares. For the avoidance of doubt, the voting rights, redemption rights and rights to transfer Partnership Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Shares.
“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Common Units, Preferred Units or other Partnership Units.
“Partnership Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a distribution of Available Cash pursuant to Section 5.1 hereof, shall generally be the same as the record date established by the REIT Limited Partner for a distribution to its shareholders of some or all of its portion of such distribution.
“Partnership Representative” shall have the meaning set forth in Section 10.3.A hereof.
“Partnership Unit” means a Common Unit, a Preferred Unit or any other unit or fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof.
“Partnership Unit Designation” shall have the meaning set forth in Section 4.2.A hereof.
“Partnership Year” has the meaning set forth in Section 9.2 hereof.
“Percentage Interest” means, with respect to each Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of all classes and series held by such Partner and the denominator of which is the total number of Partnership Units of all classes and series held by all Partners; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of a specified class or series (or specified group of classes and/or series) held by such Partner and the denominator of which is the total number of Partnership Units of such specified class or series (or specified group of classes and/or series) held by all Partners.
“Permitted Transfer” has the meaning set forth in Section 11.3.A hereof.
“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Preferred Unit” means a fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units.
“Prime Rate” means, as of a specified date, an interest rate equal to the rate of interest published on such date (or most recently prior to such date) by The Wall Street Journal, Eastern Edition, as the “prime rate” at large U.S. money center banks.
“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.
“Qualified DRIP / COPP” means a dividend reinvestment plan or a cash option purchase plan of the REIT Limited Partner that permits participants to acquire NAV REIT Common Shares using the proceeds of dividends paid by the REIT Limited Partner or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the shareholders of the REIT Limited Partner the savings enjoyed by the REIT Limited Partner in connection with the avoidance of stock issuance costs, and (ii) not exceed 5% of the value of a NAV REIT Common Share as computed under the terms of such plan.
“Qualifying Party” means (a) a Limited Partner, (b) an Assignee of a Limited Partner, or (c) a transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner.
“Redemption” has the meaning set forth in Section 15.1.A hereof.
“Redemption Right” has the meaning set forth in Section 15.1.A hereto.
“Register” has the meaning set forth in Section 4.1 hereof.
“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Regulatory Allocations” has the meaning set forth in Section 6.3.A(8) hereof.
“REIT” means a real estate investment trust qualifying under Code Section 856.
“REIT Limited Partner” means CMCT NAV REIT, a Maryland statutory trust, and its successors and assigns, in each case, that is admitted from time to time to the Partnership as the REIT Limited Partner pursuant to the Act and this Agreement, in such Person’s capacity as the REIT Limited Partner of the Partnership.
“REIT Limited Partner Affiliate” means any Additional Limited Partner admitted to the Partnership that is an Affiliate of the REIT Limited Partner, each of which shall be designated as a “REIT Limited Partner Affiliate” and shown as such in the books and records of the Partnership.

“REIT Limited Partner Interest” means the entire Partnership Interest held by the REIT Limited Partner, which Partnership Interest may be expressed as a number of Common Units, Preferred Units or any other Partnership Units.
“REIT Partner” means (a) the REIT Limited Partner or any Affiliate of the REIT Limited Partner to the extent such Person has in place an election to qualify as a REIT and (b) any Disregarded Entity with respect to any such Person.
“REIT Payment” has the meaning set forth in Section 15.12 hereof.
“REIT Requirements” has the meaning set forth in Section 5.6 hereof.
“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of the General Partner’s stock by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).
“Restricted Taxable Year” means any Partnership Year during which the General Partner determines the Partnership may not satisfy the private placement safe harbor of Treasury Regulations Section 1.7704-1(h). Unless the General Partner otherwise notifies the Partners prior to the commencement of a Partnership Year, each Partnership Year of the Partnership shall be a Restricted Taxable Year.
“Rights” means any rights, options, warrants or convertible or exchangeable securities issued by the REIT Limited Partner to all holders of NAV REIT Common Shares as of a specified record date that entitle such holders to subscribe for or purchase NAV REIT Common Shares, or any other securities or property.
“Safe Harbors” has the meaning set forth in Section 11.3.C hereof.
“SDAT” means the State Department of Assessments and Taxation of the State of Maryland.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Special Redemption” has the meaning set forth in Section 15.1.A hereof.
“Specified Redemption Date” means (i) in the case of a year that is not a Restricted Taxable Year, the twentieth (20th) Business Day after the receipt by the General Partner of a Common Unit Notice of Redemption or (ii) in the case of a Restricted Taxable Year, the sixty-first (61st) calendar day after the receipt by the General Partner of a Common Unit Notice of Redemption; provided, however, that (a) no Specified Redemption Date shall occur during the Initial Holding Period (except pursuant to a Special Redemption) and (b) if the Common Unit Notice of Redemption makes a Contingent Redemption Election, the Specified Redemption Date shall be the first NAV REIT Common Shares Repurchase Date following the applicable date specified in (i) or (ii) of this definition.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to the Act and (i) Section 11.4 hereof or (ii) pursuant to any Partnership Unit Designation.
“Surviving Partnership” has the meaning set forth in Section 11.2.B hereof.
“Tax Distribution Amount” means, with respect to each Common Equivalent Unit for each Partnership Year, the product of (i) each Common Equivalent Unit’s allocable share of the net taxable income of the Partnership for such Partnership Year and (ii) the highest combined marginal rate of U.S. federal, state, and city income taxes (including the unearned income tax) applicable to individuals resident in San Francisco, California, for the year in which the related income was earned, and in the case of both (i) and (ii), taking into consideration such assumptions that the General Partner reasonably determines to be appropriate in making such calculations, including whether any such taxable income is subject to tax at preferential rates. For purposes of determining the net taxable income of the Partnership and each Common Equivalent Unit’s allocable share thereof, any special allocations of taxable income pursuant to Section 704(c) of the Code and any basis adjustments pursuant to Section 743 of the Code shall be disregarded.
“Tax Distributions” has the meaning set forth in Section 5.3 hereof.
“Tax Items” has the meaning set forth in Section 6.4.A hereof.
“Tendered Common Units” has the meaning set forth in Section 15.1.A hereof.
“Tendering Party” has the meaning set forth in Section 15.1.A hereof.
“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, other than in the ordinary course of the Partnership’s business.
“Termination Transaction” has the meaning set forth in Section 11.2.B hereof.
“Transfer” means, directly or indirectly (other than by virtue of any issuance, transfer or disposition of any CMCT Common Share, CMCT Preferred Share, NAV REIT Common Shares, NAV REIT Preferred Shares, New Securities or limited liability company interests of the General Partner), any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law (including, without limiting the generality of the foregoing, any transfer of the right to receive distributions in accordance with the terms of this Agreement or via swap transactions); provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption or acquisition of Tendered Common Units by the REIT Limited Partner, pursuant to Section 15.1 or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.
“Valuation Date” means (a) in the case of a Partnership Year that is not a Restricted Taxable Year, the date of receipt by the General Partner of (i) a Common Unit Notice of Redemption pursuant to Section 15.1 herein, or (ii) such other date as specified herein, including, without limitation, the definition of Adjustment Factor, the definition of Distributed Right, Section 4.4.A(2) and Section 4.5; provided, in each case, that if such date is not a Business Day, the immediately preceding Business Day, (b) in the case of a Partnership Year that is a Restricted Taxable Year, the Specified Redemption Date.

“Value” means, (a) with respect to a NAV REIT Common Share on a specified Valuation Date, the NAV per NAV REIT Common Share on such Valuation Date and (b) with respect to a Common Unit on a specified Valuation Date, the NAV per Common Unit on such Valuation Date.
In the event that the NAV REIT Common Shares Amount includes Rights that a holder of NAV REIT Common Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
Article 2
ORGANIZATIONAL MATTERS
Section 2.1Formation. The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.
Section 2.2Name. The name of the Partnership is “CIM Urban Partners, L.P.”. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.
Section 2.3Principal Office and Resident Agent; Principal Executive Office. The address of the principal office of the Partnership in the State of Maryland is located at c/o Paracorp Incorporated, 245 West Chase Street, Baltimore, Maryland, 21201, or such other place within the State of Maryland as the General Partner may from time to time designate, and the resident agent of the Partnership in the State of Maryland is Paracorp Incorporated, 245 West Chase Street, Baltimore, Maryland, 21201, or such other resident of the State of Maryland as the General Partner may from time to time designate. The principal executive office of the Partnership is located at 5956 Sherry Lane, Suite 700, Dallas, TX 75225, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Maryland as the General Partner may from time to time designate.
Section 2.4Power of Attorney.
A.Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(1)execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination, in accordance with the terms hereof, of the rights, preferences and privileges relating to Partnership Interests; and
(2)execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.
Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.
B.The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4.B, no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.
Section 2.5Term. The term of the Partnership commenced on the Formation Date, and shall continue indefinitely unless the Partnership is dissolved pursuant to the provisions of Article 13 hereof or as otherwise provided by law.
Section 2.6Partnership Interests Are Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Maryland Uniform

Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.
Article 3
PURPOSE
Section 3.1Purpose and Business.
A.The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to acquire and invest in any securities and/or loans relating to the Properties, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iv) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) to do anything necessary or incidental to the foregoing.
Section 3.2Powers.
A.The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.
B.Notwithstanding any other provision in this Agreement, the Partnership shall not take, or refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to or once again qualify as a REIT, (ii) could subject the General Partner to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership, unless, in any such case, such action (or inaction) under clause (i), clause (ii), or clause (iii) above shall have been specifically consented to by the General Partner which consent may be given or withheld in its sole and absolute discretion.
Section 3.3Partnership Only for Purposes Specified. The Partnership shall be a limited partnership formed pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof; however, to the extent applicable, the Partnership is a “partnership at will” (and is not a partnership formed for a definite term or particular undertaking) within the meaning of the Act. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.
Section 3.4Representations and Warranties by the Partners.
A.Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Each Partner that is an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).
B.Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Each Partner that is not an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).
C.Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws, (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment, and (iii) without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion, it shall not take any action that would cause the Partnership at any time to have more than 100 partners, including for these purposes as partners those Persons (“Flow-Through Partners”) indirectly owning an interest in the Partnership through an entity treated as a partnership or S corporation (each such entity, a “Flow-Through

Entity”), but only if substantially all of the value of such Person’s interest in the Flow-Through Entity is attributable to the Flow-Through Entity’s interest (direct or indirect) in the Partnership.
D.Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges and agrees that (i) no representations as to potential profit, cash flows, funds from operations or yield, business or financial prospects or other projections relating to the Partnership or any of its Affiliates have been made by or on behalf of the Partnership, the General Partner or any of their respective Affiliates, employees, representatives or agents, and that any such information provided or otherwise made available to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied, and (ii) other than the representations and warranties contained herein or in a separate written agreement executed by the Partnership and such Partner, such Partner has not relied on (and expressly disclaims reliance upon) any representations, warranties or statements, whether express or implied, made by or on behalf of the Partnership, the General Partner or any of their respective Affiliates, employees, representatives or agents in deciding to become a Partner.
E.The representations and warranties contained in this Section 3.4 shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.
F.Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in this Section 3.4 as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.
Article 4
CAPITAL CONTRIBUTIONS
Section 4.1Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Partners shall have no obligation or, except with the prior Consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number, class and series of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Partnership Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent or approval of any other Partner. No action of any Limited Partner shall be required to amend or update the Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

Section 4.2Issuances of Additional Partnership Interests. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation:
A.General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units: (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Partnership or (v) upon contribution of property or assets to the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”), without the approval of any Limited Partner or any other Person. Without limiting the generality of the foregoing, the General Partner shall have authority to specify in the applicable Partnership Unit Designation: (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Except as expressly set forth in any Partnership Unit Designation or as may otherwise be required under the Act, a Partnership Interest of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall update the Register and the books and records of the Partnership as appropriate to reflect such issuance.
B.Issuances of Compensatory Units. Without limiting the generality of the foregoing, the General Partner is hereby authorized to create one or more classes or series of additional Partnership Interests, in the form of Partnership Units (each such class or series of Partnership Interests is referred to as “Compensatory Units”), for issuance at any time or from time to time to any external manager, director, trustee, officer or employee of the General Partner, the REIT Limited Partner or any of their respective Affiliates, and to admit such Persons as Additional Limited Partners or General Partners, for such consideration and on such terms and conditions as shall be established by the General Partner, all without approval of any Limited Partner or any other Person. The General Partner shall determine, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a Partnership Unit Designation, the designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Compensatory Units (including, without limitation, the extent to which the value or number of each such class or series of Compensatory Units is subject to adjustment based on the financial performance of the General Partner). Upon the issuance of any class or series of Compensatory Units, the General Partner shall amend the

Partnership Agreement, including the Register and the books and records of the Partnership as appropriate to reflect such issuance.
C.Issuances to the General Partner or the REIT Limited Partner. No additional Partnership Units shall be issued to the General Partner or the REIT Limited Partner unless such additional Partnership Units (i) are issued as part of an issuance to all Partners holding Common Units, pro rata in proportion to their respective Percentage Interests in Common Units, (ii) are Common Units issued in connection with an issuance of NAV REIT Common Shares, (iii) are Partnership Equivalent Units (other than Common Units) or Partnership Equivalent Securities issued in connection with an issuance of NAV REIT Preferred Shares, New Securities or other interests in the REIT Limited Partner (other than NAV REIT Common Shares), (iv)  are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, or (v) are issued pursuant to Section 4.3.B (Additional Capital Contributions), Section 4.3.D (Issuance of Securities by the REIT Limited Partner), Section 4.4 (Equity Awards and Plans), Section 4.5 (Warrants) or Section 4.6 (Dividend Reinvestment Plan, Deferred Compensation and Similar Plans); provided, however, in exchange for any issuance pursuant to clause (ii) or (iii), the REIT Limited Partner shall contribute to the Partnership the cash proceeds or other consideration received in connection with the issuance of such NAV REIT Common Shares, NAV REIT Preferred Shares, New Securities or other interests in the REIT Limited Partner.
D.No Preemptive Rights. Except as expressly specified in this Agreement or any Partnership Unit Designation, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.
Section 4.3Additional Funds and Capital Contributions.
A.General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.
B.Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.
C.Loans by Third Parties.
(1)The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person other than the General Partner or the REIT Limited Partner (other than as set forth in paragraph (2) below) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or NAV REIT Common Shares.

(2)The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner or the REIT Limited Partner if such Debt is either (a) to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner or the REIT Limited Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, (b) on terms and conditions no less favorable in the aggregate to the Partnership than would be available to the Partnership from a third party or (c) of the type described by clause (iii) of the definition of Debt.
(3)Notwithstanding anything to the contrary in this Section 4.3.C, the Partnership shall not incur any Debt under which (a) any Partner (or any Affiliate, partner, member, stockholder, principal, director, officer, adviser, beneficiary or trustee of any Partner) would be personally liable for the repayment of such Debt (unless such Partner or other affected Person otherwise agrees in writing) or (b) the Transfer of any Partnership Units or Partnership Interest held by any Person (other than the General Partner, the REIT Limited Partner or any Affiliate of the General Partner or the REIT Limited Partner) would constitute a breach or violation of, or default under, the terms of such Debt.
D.Issuance of Securities by the REIT Limited Partner.
(1)Except as provided in Section 4.3.D(2), the REIT Limited Partner shall not issue any additional NAV REIT Common Shares, Capital Shares or New Securities unless the REIT Limited Partner contributes the cash proceeds or other consideration (including property acquired with such consideration) received in connection therewith to the Partnership in exchange for (a) in the case of an issuance of NAV REIT Common Shares (including upon the exercise of rights contained in Capital Shares or New Securities), Common Units or (b) in the case of an issuance of Capital Shares (including upon the exercise or conversion of Capital Shares or New Securities), corresponding Partnership Equivalent Units. If the cash proceeds in connection with any issuance of additional NAV REIT Common Shares, Capital Shares or New Securities by the REIT Limited Partner actually received and contributed to the Partnership by the REIT Limited Partner are less than the gross proceeds of such issuance as a result of any expenses paid or incurred in connection with such issuance (including, not limited to, underwriter’s discounts, commissions, marketing expenses (including related costs of travel), filing and printing fees and expense reimbursement obligations), then the REIT Limited Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such expenses paid by the REIT Limited Partner (which expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the event that the REIT Limited Partner issues any additional NAV REIT Common Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration (or property acquired with such proceeds) received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Common Units or Partnership Equivalent Units to the REIT Limited Partner equal to the number of NAV REIT Common Shares (divided by the Adjustment Factor then in effect), Capital Shares or New Securities so issued, in accordance with this Section 4.3.D without any further act, approval or vote of any Partner or any other Persons. In the event that the REIT Limited Partner issues any additional New Securities that are not Capital Shares and contributes the cash proceeds or other consideration received from the issuance thereof, if any, to the Partnership, the General Partner is expressly authorized (but not required), in its sole and absolute discretion, to cause the Partnership issue a number of Partnership Equivalent Securities without any further act, approval or vote of any Partner or any other Persons.

(2)Notwithstanding Section 4.3.D(1), the REIT Limited Partner may issue NAV REIT Common Shares, Capital Shares or New Securities without contributing the cash proceeds or other consideration received in connection therewith to the Partnership if such issuance is (a) pursuant to Section 4.4 or Section 15.1.C hereof, (b) to CMCT in exchange for CMCT Common Shares that will be delivered pursuant to Section 15.1.C(3) hereof to a Tendering Party that made an election pursuant to the CMCT Redemption Option, (c) pursuant to a dividend or other distribution (including any share split) of NAV REIT Common Shares, Capital Shares or New Securities to all of the holders of NAV REIT Common Shares, Capital Shares or New Securities (as the case may be), (d) upon a conversion, redemption or exchange of Capital Shares as set forth in Section 4.8, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the REIT Limited Partner.
Section 4.4Equity Awards and Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or the REIT Limited Partner from adopting, modifying or terminating Equity Plans for the benefit of employees, trustees, directors or other business associates of the General Partner, the REIT Limited Partner, the Partnership or any of their Affiliates or from issuing NAV REIT Common Shares, Capital Shares or New Securities thereunder. The General Partner or the REIT Limited Partner may implement such Equity Plans and any actions taken thereunder (such as the grant or exercise of options to acquire NAV REIT Common Shares, or the issuance of restricted NAV REIT Common Shares), whether taken with respect to or by an employee or other service provider of the General Partner, the REIT Limited Partner, the Partnership or its Subsidiaries, in a manner determined by the General Partner or the REIT Limited Partner, which may be set forth in plan implementation guidelines that the General Partner may establish or amend from time to time. The Partners acknowledge and agree that, in the event that any Equity Plan is adopted, modified or terminated by the General Partner or the REIT Limited Partner, or for any other reason as determined by the General Partner, amendments to this Agreement may become necessary or advisable, any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners. The Partnership is expressly authorized to issue Partnership Units and Partnership Equivalent Securities (i) in accordance with the terms of any such Equity Plans, or (ii) in an amount equal to the number of NAV REIT Common Shares (divided by the Adjustment Factor then in effect), Capital Shares or New Securities issued pursuant to any such Equity Plans, without any further act, approval or vote of any Partner or any other Persons.
Section 4.5Warrants. If at any time or from time to time a warrant granted for NAV REIT Common Shares is duly exercised, the REIT Limited Partner shall, as soon as practicable after such exercise, contribute to the Partnership an amount in cash equal to the exercise price paid to the REIT Limited Partner by such exercising party in connection with the exercise of such warrant. Notwithstanding the amount of the cash actually contributed to the Partnership pursuant to the preceding sentence, (a) the REIT Limited Partner shall be deemed to have contributed to the Partnership as a Capital Contribution (in lieu of such cash actually contributed) an amount equal to the product of (i) the Value of a NAV REIT Common Share as of the date of exercise multiplied by (ii) the number of NAV REIT Common Shares issued upon exercise of such warrant, and (b) in exchange for the foregoing Capital Contribution, the Partnership shall issue to the REIT Limited Partner a number of Common Units equal to the quotient of (i) the number of NAV REIT Common Shares issued upon exercise of such warrant divided by (ii) the Adjustment Factor in effect on the date of exercise.
Section 4.6Dividend Reinvestment Plan, Deferred Compensation and Similar Plans. All amounts received or deemed received by the REIT Limited Partner in respect of any dividend reinvestment plan, deferred compensation plan or similar plan shall, in the sole and absolute discretion of the REIT Limited Partner, either be (a) utilized to effect open market purchases of

NAV REIT Common Shares to satisfy the obligations of the REIT Limited Partner under such plans, in which case no Common Units will be issued to the REIT Limited Partner in connection therewith, or (b) contributed to the Partnership if the REIT Limited Partner elects to issue new NAV REIT Common Shares to satisfy its obligations under such plans, in which case the Partnership will issue to the REIT Limited Partner a number of Common Units equal to the quotient of (i) the number of new NAV REIT Common Shares so issued divided by (ii) Adjustment Factor then in effect.
Section 4.7No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.
Section 4.8Conversion or Redemption of Capital Shares.
A.Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into NAV REIT Common Shares, in whole or in part, then a number of Partnership Equivalent Units equal to the number of Capital Shares so converted shall automatically be converted into a number of Common Units equal to the quotient of (i) the number of NAV REIT Common Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.
B.Redemption or Repurchase of Capital Shares or NAV REIT Common Shares. If, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the REIT Limited Partner, the Partnership shall, immediately prior to the time when such redemption or repurchase of Capital Shares is effective, redeem an equal number of Partnership Equivalent Units held by the REIT Limited Partner upon the same terms and for the same price per Partnership Equivalent Unit as such Capital Shares are redeemed or repurchased; provided, that, if all or any portion of the price paid for the redemption or repurchase of such Capital Shares is paid in NAV REIT Common Shares, the corresponding portion of the price paid per Partnership Equivalent Unit shall be paid to the REIT Limited Partner by a number of newly issued Common Units equal to the quotient of (i) the number of NAV REIT Common Shares issued upon such redemption or repurchase divided by (ii) the Adjustment Factor then in effect. If, at any time, any NAV REIT Common Shares are redeemed or otherwise repurchased by the REIT Limited Partner, the Partnership shall, immediately prior to the time such redemption or repurchase of NAV REIT Common Shares is effective, redeem or repurchase a number of Common Units held by the REIT Limited Partner equal to the quotient of (i) the NAV REIT Common Shares so redeemed or otherwise repurchased, divided by (ii) the Adjustment Factor then in effect, such redemption or repurchase to be upon the same terms and for the same price per Common Unit (after giving effect to application of the Adjustment Factor) as such NAV REIT Common Shares are redeemed or repurchased. Notwithstanding the foregoing, the provisions of this Section 4.8.B shall not apply in the event that such redemption or repurchase of NAV REIT Common Shares is paired with a share split or share dividend such that after giving effect to such redemption or repurchase and subsequent share split or share dividend there shall be outstanding an equal number of NAV REIT Common Shares as were outstanding prior to the effective date of such redemption or repurchase and subsequent share split or share dividend.
Article 5
DISTRIBUTIONS
Section 5.1Requirement and Characterization of Distributions

. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may cause the Partnership to distribute such amounts, at such times, as the General Partner may, in its sole and absolute discretion, determine, to the Holders as of any Partnership Record Date. All such distributions shall be made to the Holders of Common Equivalent Units pro rata in proportion to their respective Percentage Interests in the Common Equivalent Units held on such Partnership Record Date.
Distributions payable with respect to any Partnership Units that were not outstanding during the entire period in respect of which any distribution is made, other than any Partnership Units issued to the REIT Limited Partner in connection with the issuance of NAV REIT Common Shares by the REIT Limited Partner, shall be prorated based on the portion of the period that such Partnership Units were outstanding.
Section 5.2Distributions in Kind. Except as expressly provided herein, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the General Partner shall not make a distribution in kind to any Holder unless the Holder has been given 90 days prior written notice of such distribution.
Section 5.3Tax Distributions. Notwithstanding anything set forth in this Article 5, to the extent of Available Cash of the Company (if any), the General Partner shall cause the Partnership to make distributions to each Partner holding Common Equivalent Units (“Tax Distributions”), pro rata in proportion to the Partners’ Percentage Interest with respect to Common Equivalent Units, the Tax Distribution Amount in respect of such Common Equivalent Units. The General Partner may make Tax Distributions in an estimated amount at such times to allow the Partners to make estimated tax payments when due. All Tax Distributions shall be treated for all purposes under this Agreement (other than this Section 5.3) as advances against, and shall offset and reduce dollar-for-dollar, (i) current or subsequent distributions under Section 5.1 or Section 13.2, or (ii) any amounts otherwise payable to such Partner by the Partnership or the General Partner in redemption or exchange of such Partner’s Partnership Interests. The General Partner shall adjust, in its reasonable discretion, the Partners’ Tax Distributions (but in any event pro rata in proportion to the Partners’ respective number of Common Equivalent Units) to take into account increases or decreases in the number of Partnership Units held by each Partner during the relevant period.
Section 5.4Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is hereby authorized, without the approval of any Limited Partner or any other Person, to make such revisions to this Article 5 and to Articles 6, 11 and 12 hereof as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes of Partnership Units.
Section 5.5Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.
Section 5.6REIT Distributions. Notwithstanding Sections 5.1 and 5.3, the General Partner shall cause the Partnership to distribute such amounts to the REIT Limited Partner as may be necessary in order for the REIT Limited Partner or CMCT to satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”).
Article 6
ALLOCATIONS
Section 6.1Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year, provided, that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Partnership Year” may include such shorter periods). Except to the extent otherwise provided in this Article 6, and subject to Section 11.6.C hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.
Section 6.2Allocations of Net Income and Net Loss. Except as otherwise provided in this Article 6, Net Income and Net Loss and to the extent necessary, individual items of income, gain, loss or deduction of the Partnership shall be allocated in a manner such that the Capital Account of each Partner after giving effect to the special allocations set forth in Section 6.3 is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Article 13 if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Partnership liabilities (including amounts treated as Partnership liabilities under Code Section 752) were satisfied (limited with respect to each non-recourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Partnership were distributed in accordance with Article 13 to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g) and Partnership Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(3), computed immediately prior to the hypothetical sale of assets, provided, however, that the General Partner shall have the authority to adjust the foregoing, including by taking into account expectations regarding the operation of the Partnership for years subsequent to the year in which Net Income and Net Loss are being allocated (e.g., additional amounts that are expected to be required to be distributed pursuant to Section 5.1.A) to the extent the General Partner reasonably determines such adjustments are consistent with the Partner’s interest in the Partnership (within the meaning of Regulations Sections 1.704-1(b) and 1.704-1(b)(3)(iii)). Notwithstanding the foregoing, the General Partner may adjust such allocations as reasonably necessary to give economic effect to the provisions of this Agreement.
Section 6.3Additional Allocation Provisions. Notwithstanding any other provision in this Article 6:
A.Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of such net decrease during such year, as determined under Regulations Section 1.704-2(g) and 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A is intended to comply with the minimum gain chargeback requirements in such Regulations and shall be interpreted consistently therewith.
B.Partner Minimum Gain Chargeback. If there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse

Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.B is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.
C.Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).
D.Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible; provided, that an allocation pursuant to this Section 6.3.D shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.D were not in the Agreement. It is intended that this Section 6.3.D qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
E.Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership pursuant to any provision of this Agreement and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible; provided, that an allocation pursuant to this Section 6.3.E shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.3.E and Section 6.3.D hereof were not in the Agreement.
F.Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Common Units in accordance with their respective Percentage Interests with respect to Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner, subject to the limitations of this Section 6.3.F.
G.Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
H.Curative Allocations. The allocations set forth in Sections 6.3.A through G hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.
I.Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Common Units, except as otherwise determined by the General Partner.
Section 6.4Tax Allocations.
A.In General. Except as otherwise provided in this Section 6.4, for federal, state, and local income tax purposes, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.
B.Section 704(c) Allocations. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Code Section 704(c) and the Regulations thereunder as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (ii) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner.
C.Effect. Allocations pursuant to this Section 6.4 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.
Article 7
MANAGEMENT AND OPERATIONS OF BUSINESS
Section 7.1Management.

A.Except as otherwise expressly provided in this Agreement, including any Partnership Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners, with or without cause, except with the Consent of the General Partner.
In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any provision of this Agreement, the General Partner, subject to the other provisions hereof including, without limitation, Section 3.2, Section 7.3, and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise or direct the exercise of all of the powers of the Partnership and a general partner under the Act and this Agreement and to effectuate the purposes of the Partnership, including, without limitation:
(1)the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit the REIT Limited Partner (so long as the REIT Limited Partner qualifies as a REIT) to prevent the imposition of any federal income tax on the
REIT Limited Partner (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders and payments to any taxing authority sufficient to permit the REIT Limited Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations to conduct the activities of the Partnership;
(2)the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(3)the taking of any and all acts to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Code Section 7704;
(4)subject to Section 11.2 hereof, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;
(5)the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the REIT Limited Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner, the

REIT Limited Partner and/or the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;
(6)the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;
(7)the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments to conduct the Partnership’s operations or implement the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership’s assets;
(8)the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;
(9)the selection and dismissal of employees of the Partnership (if any) (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;
(10)the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners (including, without limitation, the General Partner);
(11)the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the General Partner or any of its Affiliates has an equity investment from time to time);
(12)the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(13)the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(14)the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;
(15)the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;
(16)the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;
(17)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;
(18)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;
(19)the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing;
(20)the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;
(21)an election to dissolve the Partnership pursuant to Section 13.1.B hereof;
(22)the distribution of cash to acquire Common Units held by a Common Limited Partner in connection with a Redemption under Section 15.1 hereof;
(23)the maintenance of the Register from time to time to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Register otherwise is authorized by this Agreement; and
(24)the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange.
B.Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such officer with respect thereto.
C.At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees.
D.At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, determines from time to time.
E.The determination as to any of the following matters, made by or at the direction of the General Partner consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Common Units; the amount and timing of any distribution; any determination to redeem Tendered Common Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Partner’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; any special allocations of Net Income or Net Loss pursuant to Sections 6.2, 6.3 or 6.4; the Gross Asset Value of any Partnership asset; the Value of any NAV REIT Common Share; the timing and amount of any adjustment to the Adjustment Factor; the timing, number and redemption or repurchase price of the redemption or repurchase of any Partnership Units pursuant to Section 4.8.B; the determination of whether any transaction or series of transactions constitutes a Terminating Capital Transaction; any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest; the number of authorized or outstanding Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.
F.In exercising its authority under this Agreement and subject to Section 7.8.B, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.
Section 7.2Certificate of Limited Partnership. The General Partner may file amendments to and restatements of the Certificate and do all the things to maintain the

Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Maryland and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.
Section 7.3Restrictions on General Partner’s Authority.
A.Proscriptions. The General Partner may not take any action in contravention of this Agreement, including, without limitation:
(1)taking any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;
(2)performing any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or
(3)entering into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or that has the effect of prohibiting or restricting, (a) the General Partner, the REIT Limited Partner or the Partnership from performing any of its specific obligations under Section 15.1 hereof, or (b) a Common Limited Partner from exercising its rights under Section 15.1 hereof to effect a Redemption in full, except, in the case of either clause (a) or (b), (x) with the written Consent of each Limited Partner affected by the prohibition or restriction or (y) in connection with or as a result of a Termination Transaction that, in accordance with Section 11.2.B(1) and/or (2), does not require the Consent of the Limited Partners.
B.Actions Requiring Consent of the Partners. Except as provided in Section 7.3.C hereof, the General Partner shall not, without the prior Consent of the Partners, amend, modify or terminate this Agreement.
C.Amendments without Consent. Notwithstanding Sections 7.3.B and 14.2 hereof but subject to the terms of any Partnership Unit Designation with respect to Partnership Interests then outstanding, the General Partner shall have the power, without the Consent of the Partners or the consent or approval of any Limited Partner or any other Person, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(1)to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
(2)to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest or the termination of the Partnership in accordance with this Agreement, and to update the Register in connection with such admission, substitution, withdrawal, Transfer or adjustment;

(3)to reflect a change that (i) is of an inconsequential or ministerial nature and does not adversely affect the Limited Partners in any material respect or (ii) cures any ambiguity or corrects any provision in this Agreement;
(4)to set forth, amend or reflect any change to the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4;
(5)to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;
(6)(a) to reflect such changes as are reasonably necessary for the REIT Limited Partner or CMCT to maintain its status as a REIT or to satisfy the REIT Requirements or (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner and any Disregarded Entity with respect to the General Partner;
(7)to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article 6 or the manner in which Capital Accounts are adjusted, computed, or maintained;
(8)the issuance of additional Partnership Interests in accordance with Section 4.2;
(9)as contemplated by (a) the last sentence of Section 4.3.D(1) or (b) Section 4.4;
(10)to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.3.D;
(11)to effect or facilitate a Termination Transaction that, in accordance with Section 11.2.B(1) and/or (2), does not require the Consent of the Limited Partners and, if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Section 15.1 or any related definitions to provide that the holders of interests in such Surviving Partnership have rights that are consistent with Section 11.2.B(2);
(12)to reflect a change required by governmental body or agency or to comply with applicable law, which, in each case, are deemed to be for the benefit or protection of the Limited Partners;
(13)to satisfy any requirement, condition or guideline contained in any opinion, directive, order, statute, ruling or regulation of any federal, state or non-U.S. governmental entity, so long as such change is made in a manner that minimizes any adverse effect on the Limited Partners; and
(14)to reflect any change to Exhibit C.
D.Actions Requiring Consent of Affected Partners. Notwithstanding Sections 7.3.B, 7.3.C (other than as set forth below in this Section 7.3.D) and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would: (i) convert a Limited

Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest); (ii) adversely modify in any material respect the limited liability of a Limited Partner; (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Article 5 or Section 13.2.A hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.6, 7.3.C and Article 6 hereof); (iv) alter or modify the redemption rights, conversion rights, Cash Amount, CMCT Common Shares Amount or REIT Common Shares Amount as set forth in Section 15.1 hereof (except, in any case, as permitted pursuant to clause (11) of Section 7.3.C hereof); or (v) amend this Section 7.3.D, or, in each case for all provisions referenced in this Section 7.3.D, amend or modify any related definitions or Exhibits (except as permitted pursuant to clause (11) of Section 7.3.C hereof). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Agreement without the consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.
Section 7.4Reimbursement of the General Partner and the REIT Limited Partner.
A.The General Partner shall not be compensated for its services as General Partner of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which the General Partner may be entitled in its capacity as the General Partner).
B.Subject to Sections 7.4.C and 15.12 hereof, the Partnership shall be liable for, and shall reimburse the General Partner and the REIT Limited Partner, as applicable, on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans, of CMCT or its Subsidiaries that may provide for stock units, or phantom stock, pursuant to which employees of CMCT or its Subsidiaries will receive payments based upon dividends or distributions on or the value of equity interests of CMCT or its Subsidiaries, (iii) director, trustee, advisor or manager fees and expenses of the General Partner, the REIT Limited Partner or their respective Affiliates, and (iv) all costs and expenses of CMCT or the REIT Limited Partner being a public company or private company including costs of filings with the SEC, if applicable, reports and other deliveries to its shareholders; provided, however, that the amount of any reimbursement to the General Partner shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. Such reimbursements shall be in addition to any reimbursement of the General Partner or the REIT Limited Partner as a result of indemnification pursuant to Section 7.7 hereof.
C.To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.12 hereof, if and to the extent any reimbursements to the General Partner, the REIT Limited Partner or any of their respective Affiliates by the Partnership pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
Section 7.5Outside Activities of the General Partner and the REIT Limited Partner. Neither the General Partner nor the REIT Limited Partner shall, directly or indirectly, enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Partnership Interests, (b) with respect to the General Partner, the management of the business and affairs of the Partnership, (c) with respect to the REIT Limited Partner, the operation of the REIT Limited Partner as a private company or a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) with respect to the REIT Limited Partner, its operations as a REIT, (e) with respect to the REIT Limited Partner, the offering, sale, syndication, private placement or public offering of NAV REIT Common Shares, NAV REIT Preferred Shares, New Securities, bonds or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by the General Partner or the REIT Limited Partner pursuant to the preceding clauses (e) and (f) shall be made available to the Partnership, whether as Capital Contributions, loans or otherwise, as appropriate; and, provided, further, that the General Partner or the REIT Limited Partner may, each in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as the General Partner or the REIT Limited Partner, as applicable, takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, whether through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the General Partner or the REIT Limited Partner. Except as set forth in the preceding sentence, the General Partner, the REIT Limited Partner and all Disregarded Entities with respect to the General Partner or the REIT Limited Partner, taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than (i) interests in Disregarded Entities with respect to the General Partner or the REIT Limited Partner, (ii) Partnership Interests as the General Partner or the REIT Limited Partner, (iii) a minority interest in any Subsidiary of the Partnership that the General Partner holds to maintain such Subsidiary’s status as a partnership for federal income tax purposes or otherwise, (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for the REIT Limited Partner to qualify as a REIT, for the General Partner and REIT Limited Partner to carry out their responsibilities contemplated under this Agreement and the Declaration of Trust, as applicable, and (v) cash and cash equivalents or similar instruments and other assets of the Partnership held in bank accounts or similar accounts in the name of the General Partner or the REIT Limited Partner. Nothing contained herein shall be deemed to prohibit the General Partner or the REIT Limited Partner from executing guarantees of Partnership debt. Any Limited Partner Interests acquired by the General Partner, whether pursuant to an Election Notice or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same terms as the class or series so acquired. Any Limited Partner Interests acquired by the REIT Limited Partner, whether pursuant to an Election Notice or otherwise, shall be automatically converted into a REIT Limited Partner Interest comprised of an identical number of Partnership Units with the same terms as the class or series so acquired. Any Affiliate of the General Partner or REIT Limited Partner Affiliate may acquire Limited Partner Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.
Section 7.6Transactions with Affiliates.
A.The Partnership may lend or contribute funds to, and borrow funds from, Persons in which the Partnership has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B.Except as provided in Section 7.5 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.
C.The General Partner, the REIT Limited Partner and their respective Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, on terms and conditions established by the General Partner in its sole and absolute discretion.
D.Each of CMCT, the General Partner and the REIT Limited Partner in its sole and absolute discretion and without the approval of the Partners or any of them or any other Persons, may propose and adopt (on behalf of the Partnership) employee benefit plans (including without limitation plans that contemplate the issuance of Partnership Interests) funded by the Partnership for the benefit of employees of CMCT, the General Partner, the REIT Limited Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of CMCT, the General Partner, the REIT Limited Partner, the Partnership or any of the Partnership’s Subsidiaries.
Section 7.7Indemnification.
A.To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorney’s fees and other reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance funds to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (y) in connection with one or more Actions or claims brought by the Partnership or involving such Indemnitee if such Indemnitee is found liable to the Partnership on any portion of any claim in any such Action.
Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership shall indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.
B.To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
C.The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled as set forth in any agreement, as approved by a vote of the Partners, or as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
D.The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
E.Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner or the REIT Limited Partner or any of their respective Affiliates (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful; or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of this Agreement or applicable law.
F.Notwithstanding anything to the contrary in this Agreement, in no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement, and any such indemnification shall be satisfied solely out of the assets of the Partnership.

G.An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
H.The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
I.It is the intent of the parties that any amounts paid by the Partnership to the General Partner or the REIT Limited Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
J.The Partnership shall indemnify each Limited Partner and its Affiliates, their respective directors, trustees, officers, stockholders and any other individual acting on its or their behalf, from and against any costs (including costs of defense) incurred by it as a result of any litigation or other proceeding in which any Limited Partner is named as a defendant or any claim threatened or asserted against any Limited Partner, in either case which relates to the operations of the Partnership or any obligation assumed by the Partnership, unless such costs are the result of intentional harm or gross negligence on the part of, or a breach of this Agreement by, such Limited Partner; provided, however, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.
K.Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s managers, members, officers, employees, advisors or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
Section 7.8Liability of the General Partner.
A.Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director or officer acted in good faith.
B.The Limited Partners agree that: (i) the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively; (ii) the General Partner is under no obligation not to give priority to the separate interests of the General Partner or the stockholders of the General Partner, and any action or failure to act on the part of the General Partner or its directors that gives priority to the separate interests of the General Partner or its stockholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty owed by the General Partner to the Partnership and/or its partners; and (iii) the General Partner shall not be liable to the

Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Partnership or any Limited Partner in connection with such decisions, except for liability for the General Partner’s intentional harm or gross negligence.
C.Subject to its obligations and duties as General Partner set forth in the Act and this Agreement, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
D.Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s and its officers’ and directors’ liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
E.Notwithstanding anything herein to the contrary, except for liability for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners, or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. Without limitation of the foregoing, and except for liability for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.
F.To the extent that, under applicable law, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement.
G.Whenever in this Agreement the General Partner is permitted or required to make a decision in (i) its “sole and absolute discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, or (ii) in its “good faith” or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole and absolute discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The General Partner’s “sole and absolute discretion” and “discretion” under this Agreement shall be exercised consistently with the duty of care and the obligation of good faith and fair dealing under the Act (as modified by the Agreement).

H.To the maximum extent permitted under the Act, the only duties that the General Partner owes to the Partnership, any Partner or any other Person (including any creditor of any Partner or assignee of any Partnership Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the implied contractual covenant of good faith and fair dealing, and to act with the fiduciary duties of care and loyalty which have been, in accordance with the Act, modified as set forth in this Section 7.8. The General Partner, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Partnership, any Partner or any other Person (including any creditor of any Partner or any assignee of Partnership Interest). The provisions of this Agreement other than this Section 7.8 shall create contractual obligations of the General Partner only, and no such provision shall be interpreted to expand or modify the fiduciary duties of the General Partner under the Act. The provisions of this Section 7.8, to the extent that they restrict or modify the duties and liabilities of the General Partner under the Act or otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner. The General Partner is entitled to a presumption that any act or failure to act on the part of the General Partner, and any decision or determination made by the General Partner, is presumed to satisfy the duties of the General Partner under the Act, modified as set forth in this Section 7.8, and no act or failure to act on the part of the General Partner, or decision or determination made by the General Partner (whether with respect to a change of control of the Partnership or otherwise) shall be subject to any duty, standard of conduct, burden of proof or scrutiny, whether at law or in equity, other than as set forth in this Section 7.8.
Section 7.9Other Matters Concerning the General Partner.
A.The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
B.The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
C.The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or agents and a duly appointed attorney or attorneys-in-fact (including, without limitation, officers and directors of the General Partner). Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.
D.Notwithstanding any other provision of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of CMCT or the REIT Limited Partner to qualify as a REIT, (ii) for CMCT or the REIT Limited Partner otherwise to satisfy the REIT Requirements, (iii) for CMCT or the REIT Limited Partner to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any REIT Limited Partner Affiliate or any Affiliate of CMCT to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or “taxable REIT subsidiary” (within the meaning of Code Section 856(l)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and does not violate the duty of loyalty or any other duty or obligation, fiduciary or otherwise, of the General Partner to the Partnership or any other Partner.
Section 7.10Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, the REIT Limited Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner or the REIT Limited Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner, the REIT Limited Partner or any nominee or Affiliate of the General Partner or the REIT Limited Partner shall be held by the General Partner, the REIT Limited Partner or such nominee or Affiliate of the General Partner or the REIT Limited Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
Section 7.11Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
Article 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
Section 8.1Limitation of Liability. No Limited Partner shall have any liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.
Section 8.2Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in, or have any liability in respect of, the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the

Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
Section 8.3Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any of its Affiliates and any of its or their respective Assignees, officers, directors, employees, agents, trustees, members or stockholders shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner or REIT Limited Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person. In deciding whether to take any actions in such capacity, the Limited Partners and their respective Affiliates shall be under no obligation to consider the separate interests of the Partnership or its subsidiaries and to the maximum extent permitted by applicable law shall have no fiduciary duties or similar obligations to the Partnership or any other Partners, or to any subsidiary of the Partnership, and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such acts except for liability for fraud, willful misconduct or gross negligence.
Section 8.4Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Articles 5 and 6 hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.
Section 8.5Rights of Limited Partners Relating to the Partnership.
A.In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, the General Partner shall deliver to each Limited Partner a copy of any information mailed or delivered electronically to all of the holders of NAV REIT Common Shares as soon as practicable after such mailing, unless such information is made publicly available.
B.Each Limited Partner that is a Qualifying Party shall have the right to request, and the Partnership shall notify such Limited Partner as promptly as reasonably practicable of, the then current Adjustment Factor or any change to the Adjustment Factor.
C.Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner, (ii) the Partnership or the General Partner reasonably believes is required by law or by agreement to be kept confidential or (iii) the General Partner reasonably believes constitutes material non-public information about the General Partner or any of its Affiliates.
Section 8.6Partnership Right to Call Limited Partner Interests
. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests upon written notice thereof to a Limited Partner. Such notice to the Limited Partner shall be treated as if it were a Common Unit Notice of Redemption delivered to the Partnership by such Limited Partner, and the REIT Limited Partner shall be entitled to deliver an Election Notice in accordance with Section 15.1.C in connection therewith. For purposes of this Section 8.6, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party, as applicable, and (b) the provisions of Sections 15.1.E(2) and 15.1.E(3) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.
Section 8.7Rights as Objecting Partner. No Limited Partner and no Holder of a Partnership Interest shall be entitled to exercise any of the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute in connection with a merger of the Partnership.
Article 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1Records and Accounting.
A.The General Partner shall keep or cause to be kept at the principal place of business of the Partnership any records and documents required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A, Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.
B.The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.
Section 9.2Partnership Year. For purposes of this Agreement, “Partnership Year” means the fiscal year of the Partnership, which shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

Article 10
TAX MATTERS
Section 10.1Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties as is readily available to the Limited Partners, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.
Section 10.2Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754, and any available tax elections under state or local tax law. Each Partner will furnish the Partnership with all information necessary to give effect to any such election. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754 or any applicable state or local tax law) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.
Section 10.3Tax Matters Partner; Partner Representative.
A.The General Partner shall have the right to designate, revoke and replace the partnership representative of the Partnership (the “Partnership Representative”) within the meaning of Section 6223 of the Code. If the Person designated by the General Partner to serve as the Partnership Representative (which may be the General Partner itself) is not an individual, the General Partner shall also appoint an individual (the “Designated Individual”) in accordance with Regulations Section 301.6223-1. The General Partner shall make all designations and appointments under similar or analogous state, local or non-U.S. laws. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code and Regulations (and, as applicable, analogous state, local and non-U.S. laws) for the Partnership Representative. The taking of any action and the incurring of any expense by the Partnership Representative in connection with any applicable proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative, and the provisions relating to indemnification of the Indemnitees set forth in Section 7.7 hereof shall be fully applicable to the Partnership Representative and the Designated Individual, if any, acting as such.
B.Each Partner agrees that such Partner shall not treat any Partnership-related item inconsistently on such Partner’s federal, state, local or non-U.S. tax return with the treatment of the item on the Partnership’s return. Any deficiency for taxes imposed on any Partner with respect to such Partner’s interest in the Partnership (including penalties, additions to tax or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Section 6226 of the Code) will be paid by such Partner. If any imputed underpayment (including associated interest, penalties, or additions to tax) is required to be paid (and actually is paid) by the Partnership pursuant to Section 6225 of the Code or any similar provision of federal, state, local or non-U.S. law with respect to any item of income, deduction, loss, or credit and is allocable to a Partner or former Partner, such Partner or former Partner (and, in the case of a former Partner, its transferee) shall promptly reimburse the Partnership therefor. To the extent that the Partnership or the Partnership Representative, as applicable, does not make an election under Sections 6221(b) or 6226 of the Code, the Partnership shall use commercially reasonable efforts to (i) make any modifications available under Section 6225(c) of the Code, and (ii) if requested by a Partner, provide to such Partner information allowing such Partner to file an amended federal income tax return, as described in Section 6225(c)(2) of the Code, to the extent such amended return and payment of any related federal income taxes would reduce any taxes payable by Partnership; similar principles shall apply under state, local and non-U.S. laws. Each Limited Partner shall, including any time after such Limited Partner withdraws from or otherwise ceases to be a Limited Partner, take all actions requested by the General Partner, including timely provision of requested information and consents in connection with implementing any elections or decisions made by the Partnership or the Partnership Representative (or Person acting in a similar capacity under similar or analogous state, local or non-U.S. laws) related to any tax audit or examination of the Partnership (including to implement any modifications to any imputed underpayment or similar amount under Section 6225(c) of the Code, any elections under Sections 6221 or 6226 of the Code and any administrative adjustment request under Section 6227 of the Code); provided, that no Partner shall be required to amend or re-file any tax return. In the event that the Partnership or its Partners that are Partners for an “adjustment year” (within the meaning of Section 6226 of the Code) receive the benefit of a taxpayer-favorable audit adjustment for a different “reviewed year” (within the meaning of Section 6226 of the Code), the General Partner in its discretion may cause such taxpayer-favorable audit adjustment to inure to the benefit of the Partners of the Partnership for such reviewed year, including, but not limited to, by adjusting distributions or causing payments among and between Partners and other Partners (in each case, including former Partners).
C.Each Partner agrees to be bound by the provisions of this Section 10.3 at all times, including any time after such Partner ceases to be a Partner solely with respect to matters directly related to such Partner’s interest in the Partnership, and the provisions of Section 7.8 shall survive the winding up, liquidation and dissolution of the Partnership.
Section 10.4Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount withheld with respect to a Limited Partner pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any such withheld amount, shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within thirty (30) days after the affected Limited Partner receives written notice from the General Partner that such payment must be made; provided, that the Limited Partner shall not be required to repay such deemed loan if either (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the Prime Rate as of the date such amount is due (i.e., thirty (30) days after the Limited Partner receives written notice of such amount), from and including the date such amount is due until such amount is paid in full.
Section 10.5Consent to Electronic Delivery. By executing a counterpart signature page to this Agreement or a joinder to this Agreement, each Limited Partner (i) consents to electronic delivery of any Schedule K-1 from the Partnership, (ii) acknowledges that a computer or other electronic device with internet access, a printer able to print items from the foregoing, an e-mail account and Adobe Acrobat Reader (or an alternative pdf reader software) will be required to access, print and retain copies of any Schedule K-1 received electronically and

(iii) acknowledges that any Schedule K-1 received from the Partnership may be required to be printed and attached to a U.S. federal, state and/or local income tax return.
Article 11
PARTNER TRANSFERS AND WITHDRAWALS
Section 11.1Transfer.
A.No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
B.No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.
C.No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the Consent of the General Partner; provided, however, that as a condition to such Consent, the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the NAV REIT Common Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code (provided, that for purpose of calculating the NAV REIT Common Shares Amount in this Section 11.1.C, “Tendered Common Units” shall mean all such Partnership Units in which a security interest is held by such lender).
Section 11.2Transfer of the General Partner’s or the REIT Limited Partner’s Partnership Interest.
A.Neither the General Partner nor the REIT Limited Partner shall Transfer all or any portion of its Partnership Interests without the Consent of the Limited Partners, other than as provided by Sections 11.2.B and 11.2.C. It is a condition to any Transfer of a Partnership Interest of a General Partner or REIT Limited Partner otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2.B or 11.2.C) that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof or a REIT Limited Partner pursuant to Section 11.4 hereof ; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner or REIT Limited Partner, as applicable, under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner or REIT Limited Partner, as applicable.
B.Certain Transactions of the General Partner and the REIT Limited Partner. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, neither the General Partner nor the REIT Limited Partner may, without the Consent of the Limited Partners, Transfer all of its Partnership Interests in connection with (a) a merger, consolidation or other combination of its or the Partnership’s assets with another entity, (b) a sale of all or substantially all of its or the Partnership’s assets not in the ordinary course of the Partnership’s business or (c) a reclassification, recapitalization or change of any of outstanding shares of beneficial interest of the REIT Limited Partner’s or other outstanding equity interests other than in connection with a stock split, reverse stock split, stock dividend, change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of the REIT Limited Partner’s shareholders (each, a “Termination Transaction”) unless:
(1)in connection with such Termination Transaction, all of the Common Limited Partners (other than the REIT Limited Partner) will receive, or have the right to elect to receive, for each Common Unit an amount of cash, securities and/or other property equal to the product of (x) the Adjustment Factor and (y) the greatest amount of cash, securities or other property payable in consideration for one NAV REIT Common Share in such Termination Transaction by default (assuming no affirmative election to receive alternative consideration is made by the holder of such NAV REIT Common Share); provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding NAV REIT Common Shares, each holder of Common Units (other than the REIT Limited Partner) shall receive, or have the right to elect to receive, an aggregate amount of cash, securities or other property in exchange for its Common Units equal to the amount of cash, securities or other property such Person would have received by default (assuming no affirmative election to receive alternative consideration was made by such holder) if (w) such Person had exercised its Redemption Right and received NAV REIT Common Shares in exchange for all of its Common Units immediately prior to the expiration of such purchase, tender or exchange offer in accordance with Section 15.1.C, (x) such Person had thereupon accepted such purchase, tender or exchange offer in respect of all of its NAV REIT Common Shares so redeemed and (y) such Termination Transaction shall have been consummated; or
(2)all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (x) the Common Limited Partners that held Common Units immediately prior to such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges of Common Limited Partners in the Surviving Partnership are at least as favorable in all material respects as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership (other than the holders of any preferred units therein); and (z) the rights of the Common Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(1) or (b) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the NAV REIT Common Shares.
C.Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D hereof), the General Partner may Transfer all of its Partnership Interests at any time to the REIT Limited Partner or any Person that is, at the time of such Transfer, an Affiliate of the General Partner or the REIT Limited Partner without the Consent of any Limited Partners.

Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D hereof), the REIT Limited Partner may Transfer all of its Partnership Interests at any time to the General Partner or any Person that is, at the time of such Transfer, an Affiliate of the General Partner or the REIT Limited Partner without the Consent of any Limited Partners. The provisions of Section 11.2.B, 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2.C.
D.The General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners, except in connection with a Transfer of the General Partner’s entire Partnership Interest permitted in this Article 11 or in connection with a Termination Transaction and, in each case, upon the admission of the transferee as a successor General Partner of the Partnership pursuant to the Act and this Agreement.
Section 11.3Limited Partners’ Rights to Transfer.
A.General. Prior to the end of the Initial Holding Period and except as provided in Section 11.1C hereof, no Limited Partner (other than the REIT Limited Partner) shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner; provided, however, that any Limited Partner (other than the REIT Limited Partner) may, at any time, without the Consent of the General Partner, (i) Transfer all or part of its Partnership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust) or any Controlled Entity or (ii) pledge all or any portion of its Partnership Interest to a lending institution that is not an Affiliate of such Limited Partner as collateral or security for a bona fide loan or other extension of credit, and, except as provided in Section 11.1.C, Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is a Permitted Transfer) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor entity by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all restrictions on ownership or transfer of stock of CMCT or shares of the REIT Limited Partner contained in the Charter or Declaration of Trust, as applicable, that may limit or restrict such transferee’s ability to exercise its redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.
B.Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
C.Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Partnership from being taxable as a corporation for federal income tax purposes. In furtherance of the foregoing, except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any redemption, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to or by any Person if such Transfer could (i) result in the Partnership being treated as an association taxable as a corporation, (ii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (iii) result in the Partnership being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) or could cause the Partnership to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant Section 7704 of the Code or successor provisions of the Code (as determined by the General Partner) or (iv) based on the advice of counsel to the Partnership or the General Partner, adversely affect the ability of the General Partner to qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.
D.Restrictions Not Applicable to Redemptions or Conversions. The provisions of this Section 11.3 (other than Section 11.3.C) shall not apply to the redemption of Common Units pursuant to Section 15.1 or the redemption or conversion of any other Partnership Units pursuant to the terms of any Partnership Unit Designation.
Section 11.4Admission of Substituted Limited Partners.
A.No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of the Partnership Interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the General Partner may require, in its sole and absolute discretion, to effect such Assignee’s admission as a Substituted Limited Partner. The admission of a Substituted Limited Partner shall be effective only upon the countersignature by the General Partner of the signature page delivered by such Assignee pursuant to clause (ii).
B.Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.
C.A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5Assignees. If the General Partner does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, or in the event that any Partnership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article 11, but shall not be deemed to be a holder of Partnership Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof), and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further Transfer of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.
Section 11.6General Provisions.
A.No Limited Partner (other than the REIT Limited Partner) may withdraw from the Partnership other than as a result of (i) a permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, (ii) pursuant to a redemption (or acquisition by the REIT Limited Partner) of all of its Partnership Interest pursuant to a redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation or (iii) an acquisition by the REIT Limited Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Section 15.1.C hereof.
B.Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to Sections 15.1 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the General Partner or the REIT Limited Partner, whether or not pursuant to Section 15.1.C hereof, shall cease to be a Limited Partner.
C.If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the REIT Limited Partner pursuant to Section 15.1 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, unless the General Partner decides to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a redemption occurs shall be allocated to the transferor Partner or the Tendering Party (as the case may be), if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
D.Notwithstanding anything to the contrary in this Agreement and in addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any redemption, any acquisition of Partnership Units by the General Partner or the REIT Limited Partner or any other acquisition of Partnership Units by the Partnership) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause either the REIT Limited Partner or CMCT to cease to comply with the REIT Requirements; (v) if such Transfer could, based on the advice of legal counsel to the Partnership, cause the Partnership to be classified as other than a partnership for federal income tax purposes (except as a result of the redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners); (vi) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (vii) if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (viii) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) if such Transfer causes the Partnership to become a reporting company under the Exchange Act; or (x) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.
E.Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise Consents.

Article 12
ADMISSION OF PARTNERS
Section 12.1Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. Upon any such Transfer, the transferee shall become the successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Upon any such Transfer and the admission of any such transferee as a successor General Partner, the transferor shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without the separate Consent of the Limited Partners or the consent or approval of any other Partners. Concurrently with, and as evidence of, the admission of such a successor General Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such successor General Partner. In the event that the General Partner withdraws from the Partnership, or transfers its entire Partnership

Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the general partner of the Partnership, a Majority in Interest of the Partners may elect to continue the Partnership by selecting a successor general partner in accordance with Section 13.1.A hereof.
Section 12.2Admission of Additional Limited Partners.
A.A Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement or is issued Compensatory Units in exchange for no consideration in accordance with Section 4.2.B hereof shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person, (iii) if such Person is not a natural person, the questionnaire set forth as Exhibit C completed by such Person, the responses of which may require such Person to provide additional information as requested by the General Partner, and (iv) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.
B.Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the Consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.
C.If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.
D.Any Additional Limited Partner admitted to the Partnership that is an Affiliate of the REIT Limited Partner shall be deemed to be a “REIT Limited Partner Affiliate” hereunder and shall be reflected as such on the Register and the books and records of the Partnership.
Section 12.3Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to update the Register, amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.
Section 12.4Limit on Number of Partners. Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.
Section 12.5Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.
Article 13
DISSOLUTION, LIQUIDATION AND TERMINATION
Section 13.1Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners, or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):
A.an event of withdrawal as defined in Section 10-402(2) – (9) of the Act (including, without limitation, bankruptcy), or the withdrawal in violation of this Agreement, of the last remaining General Partner unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnership and to the appointment, effective as of the date of such withdrawal, of a successor General Partner;
B.an election to dissolve the Partnership made by the General Partner with Consent of the Limited Partners;
C.entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or
D.the redemption or other acquisition by the Partnership or the General Partner of all Partnership Units other than Partnership Units held by the General Partner.
Section 13.2Winding Up.
A.Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:
(1)First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);
(2)Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;
(3)Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and
(4)Fourth, to the Partners in accordance with Section 5.1.
The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13, other than reimbursement of its expenses as set forth in Section 7.4.
B.Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
C.If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.
D.In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:
(1)distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or
(2)withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.
E.The provisions of Section 7.8 hereof shall apply to any Liquidator appointed pursuant to this Article 13 as though the Liquidator were the General Partner of the Partnership.
Section 13.3Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the Partners in the new partnership in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 or Section 13.3 hereof.
Section 13.4Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.
Section 13.5Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner or Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the General Partner’s or Liquidator’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator), and the General Partner or Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator).
Section 13.6Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the SDAT, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Maryland shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.
Section 13.7Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Section 562(b)(1)(B) of the Code, if necessary, in the sole and absolute discretion of the General Partner.
Article 14
PROCEDURES FOR ACTIONS AND CONSENTS
OF PARTNERS; AMENDMENTS; MEETINGS
Section 14.1Procedures for Actions and Consents of Partners. The actions requiring Consent of any Partner pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.
Section 14.2Amendments. Amendments to this Agreement may be proposed by the General Partner and, except as set forth in Section 7.3.C and subject to Section 7.3.D and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall be approved by the Consent of the Partners. Following such proposal, the General Partner shall submit to the Partners entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Partners. The General Partner shall seek the consent, approval or vote of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be deemed a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the General Partner.
Section 14.3Meetings of the Partners.
A.Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, the affirmative vote of Partners holding a majority of the Percentage Interests held by the Partners entitled to act on any proposal, voting together as a single class, shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.3.B hereof.
B.Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than ten (10) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal;

provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.
C.Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.
D.The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.
E.Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.
Article 15
GENERAL PROVISIONS
Section 15.1Redemption Rights of Qualifying Parties.
A.After the expiration of the applicable Initial Holding Period, a Qualifying Party shall have the right from time to time (subject to the terms and conditions set forth herein) (the “Redemption Right”) to require the Partnership to redeem all or a portion of the Common Units held by a Qualifying Party (Common Units tendered for Redemption, “Tendered Common Units”) in exchange for cash from the Partnership as described in this Section 15.1 (a “Redemption”), subject to the right of the REIT Limited Partner to acquire some or all of the Tendered Common Units under Section 15.1.C pursuant to an Election Notice. A Qualifying Party may exercise the Redemption Right (a “Tendering Party”) by delivering to the General Partner a Common Unit Notice of Redemption; provided, however, without the written consent of the General Partner, no Common Unit Notice of Redemption may seek the Redemption of less than one thousand (1,000) Common Units (or, if a Tendering Party holds (as a Common Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Common Units, all of the Common Units held by such Tendering Party). The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Common Units at the request of the Qualifying Party prior to the end of the applicable Initial Holding Period (subject to the terms and conditions set forth herein (including the expiration of the applicable Specified Redemption Date)) (a “Special Redemption”); provided, however, that the General Partner first receives a legal opinion to the same effect as the legal opinion described in Section 15.1.E(4) of this Agreement. Notwithstanding the receipt of a Common Unit Notice of Redemption, the Partnership’s obligation to effect a Redemption shall not arise or be binding against the Partnership until the earlier of (a) the date the REIT Limited Partner notifies the Tendering Party that it declines to acquire some or all of the Tendered Common Units under Section 15.1.C hereof and (b) the Business Day following the Cut-Off Date.
B.In the event the REIT Limited Partner fails to timely deliver an Election Notice or the Applicable Percentage is less than 100% with respect to a Redemption, the Partnership shall pay to the Tendering Party on or before the Specified Redemption Date an amount in cash (or, in the REIT Limited Partner’s sole and absolute discretion, in immediately available funds) equal to the product of (i) 100% minus the Applicable Percentage, multiplied by (ii) the Cash Amount; provided, however, that the General Partner, upon written notice to the Tendering Party, may delay the Specified Redemption Date for up to an additional 90 Business Days in the event the Partnership has a bona fide intention to generate all or part of such cash (a) by the REIT Limited Partner’s issuance of NAV REIT Common Shares (including, without limitation, to CMCT in exchange for the proceeds of an offering of securities of CMCT) and contribution of all or a portion of the proceeds therefrom to the Partnership in exchange for additional REIT Limited Partner Interests, (b) by incurring additional Debt and/or (c) by selling any Property. In no event shall any interest be due or payable with respect to, or otherwise accrue on, any amount payable under this Section 15.1.B.
C.Election Notice
(1)Notwithstanding the Redemption Right, on or before the close of business on the Cut-Off Date, the REIT Limited Partner may, in its sole and absolute discretion but subject to the applicable Ownership Limit (so long as the applicable Ownership Limit is in effect), elect to acquire any or all of the Tendered Common Units from the Tendering Party (the percentage of Tendered Common Units so elected to be acquired, the “Applicable Percentage”) in exchange for NAV REIT Common Shares or CMCT Common Shares by giving written notice thereof to the Tendering Party on or before the close of business on the Cut-Off Date (an “Election Notice”).
(2)If the REIT Limited Partner timely delivers an Election Notice to a Tendering Party that elected the NAV REIT Redemption Option, then (a) the REIT Limited Partner shall issue to the Tendering Party, prior to the Cut-Off Date or as promptly as practicable thereafter, a number of NAV REIT Common Shares equal to the product of (i) the NAV REIT Common Shares Amount multiplied by (ii) the Applicable Percentage, (b) the NAV REIT Common Shares issued to the Tendering Party (i) shall be duly authorized, validly issued, fully paid and non-assessable and free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and, to the extent applicable, the Securities Act and relevant state securities or “blue sky” laws, and (ii) may contain legends regarding restrictions under the Securities Act and applicable state securities laws as the REIT Limited Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws, (c) the transfer of NAV REIT Common Shares to the Tendering Party under this Section 15.1.C shall be treated, for federal income tax purposes, as a transfer by the Tendering Party to the REIT Limited Partner of the Applicable Percentage of the Tendered Common Units in exchange for the NAV REIT Common Shares Amount, and (d) the Tendering Party shall not have any right to cause the Partnership to effect a Redemption of the Applicable Percentage of the Tendered Common Units and the obligation of the Partnership to effect a Redemption of the Applicable Percentage of the Tendered Common Units shall not accrue or arise.

(3)If the REIT Limited Partner timely delivers an Election Notice to a Tendering Party that elected the CMCT Redemption Option, then (a) the REIT Limited Partner shall deliver or cause to be delivered to the Tendering Party, prior to the Cut-Off Date or as promptly as practicable thereafter, a number of CMCT Common Shares equal to the product of (i) the CMCT Common Shares Amount multiplied by (ii) the Applicable Percentage, (b) the CMCT Common Shares issued to the Tendering Party (i) shall be duly authorized, validly issued, fully paid and non-assessable and free of any pledge, lien, encumbrance or restriction, other than any restrictions on ownership and transfer under the Charter and, to the extent applicable, the Securities Act and relevant state securities or “blue sky” laws, and (ii) may contain legends regarding restrictions under the Securities Act and applicable state securities laws as CMCT in good faith determines to be necessary or advisable in order to ensure compliance with such laws, (c) the transfer of CMCT Common Shares to the Tendering Party under this Section 15.1.C shall be treated, for federal income tax purposes, as a transfer by the Tendering Party to the REIT Limited Partner of the Applicable Percentage of the Tendered Common Units in exchange for the CMCT Common Shares Amount, and (d) the Tendering Party shall not have any right to cause the Partnership to effect a Redemption of the Applicable Percentage of the Tendered Common Units and the obligation of the Partnership to effect a Redemption of the Applicable Percentage of the Tendered Common Units shall not accrue or arise.
(4)Any transfer of NAV REIT Common Shares or CMCT Common Shares to a Tendering Party under this Section 15.1.C shall be conditioned upon the Tendering Party submitting to the REIT Limited Partner such certifications, affidavits, representations, investment letters, legal opinions and other instruments and information as the REIT Limited Partner may reasonably request in order to confirm, to the reasonable satisfaction of the REIT Limited Partner, that such transfer will not violate the applicable Ownership Limit or any applicable federal or state securities laws. No Tendering Party, Partner, Assignee or other interested Person shall have any right to require or cause the REIT Limited Partner or CMCT to register, qualify or list any NAV REIT Common Shares or CMCT Common Shares owned or held by such Person, whether or not such NAV REIT Common Shares or CMCT Common Shares are issued pursuant to this Section 15.1.C, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the REIT Limited Partner or CMCT and any such Person.
D.Notwithstanding anything in this Section 15.1 to the contrary:
(1)The Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the applicable Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Common Units by the REIT Limited Partner pursuant to Section 15.1.C hereof would be in violation of this Section 15.1.D(1), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in NAV REIT Common Shares or CMCT Common Shares otherwise issuable or deliverable by the REIT Limited Partner under Section 15.1.C hereof or cash otherwise payable under Section 15.1.B hereof.
(2)All Tendered Common Units acquired by the REIT Limited Partner shall automatically, and without further action required, be converted into and deemed to be a REIT Limited Partner Interest comprised of the same number of Common Units.
(3)If the REIT Limited Partner acquires Tendered Common Units pursuant to Section 15.1.C following a Partnership Record Date, but before the record date established by the REIT Limited Partner for a distribution to its shareholders of some or all of its portion of the distribution to which such Partnership Record Date relates, then the Tendering Party shall pay to the REIT Limited Partner on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Common Units exchanged for NAV REIT Common Shares.
(4)The consummation of any Redemption or an acquisition of Tendered Common Units by the REIT Limited Partner pursuant to Section 15.1.C hereof shall be subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act.
(5)The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Common Units subject to any Redemption, and be treated as a Common Limited Partner or an Assignee, as applicable, with respect to such Common Units for all purposes of this Agreement, until such Common Units are either paid for by the Partnership pursuant to Section 15.1.B hereof or transferred to the REIT Limited Partner and paid for, by the issuance of the NAV REIT Common Shares or delivery of CMCT Common Shares, as applicable, pursuant to Section 15.1.C hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Common Units by the REIT Limited Partner pursuant to Section 15.1.C hereof, the Tendering Party shall have no rights as a shareholder of the REIT Limited Partner or a stockholder of CMCT with respect to the NAV REIT Common Shares or CMCT Common Shares issuable in connection with such acquisition.
(6)If the Tendering Party elects the NAV REIT Redemption Option, all references in this Section 15.1 to “Common Shares” shall mean the “NAV REIT Common Shares.” If the Tendering Party elects the CMCT Redemption Option, all references in this Section 15.1 to “Common Shares” shall mean the “CMCT Common Shares.”
(7)If the Tendering Party makes a Contingent Redemption Election in the Common Unit Notice of Redemption and the REIT Limited Partner delivers a timely Election Notice, the total number of Tendered Common Units will be automatically reduced so that the number of NAV REIT Common Shares received by the Tendering Party pursuant to this Section 15.1 shall be equal to the number of NAV REIT Common Shares that will be repurchased from the Tendering Party on the Specified Redemption Date pursuant to the NAV REIT Common Shares Repurchase Program. A Tendering Party may only make a Contingent Redemption Election if such Tendering Party elects the NAV REIT Redemption Option.
E.In connection with an exercise of the Redemption Right pursuant to this Section 15.1, except as otherwise agreed by the REIT Limited Partner, in its sole and absolute discretion, the Tendering Party shall submit the following to the REIT Limited Partner, in addition to the Common Unit Notice of Redemption:
(1)A written affidavit, dated the same date as the Common Unit Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Common Shares by (i) such Tendering Party and (ii) to the best of their knowledge any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Common Units by the REIT Limited Partner pursuant to Section 15.1.C hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own Common Shares in violation of the applicable Ownership Limit;

(2)A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional NAV REIT Common Shares or CMCT Common Shares prior to the closing of the Redemption or an acquisition of the Tendered Common Units by the REIT Limited Partner pursuant to Section 15.1.C hereof on the Specified Redemption Date; and
(3)An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Common Units by the REIT Limited Partner pursuant to Section 15.1.C hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common Shares by the Tendering Party and to the best of their knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1.E(1) or (b) after giving effect to the Redemption or an acquisition of the Tendered Common Units by the REIT Limited Partner pursuant to Section 15.1.C hereof, neither the Tendering Party nor to the best of their knowledge any Related Party shall own Common Shares in violation of the applicable Ownership Limit.
(4)In connection with any Special Redemption, the REIT Limited Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership, the REIT Limited Partner or CMCT to violate any federal or state securities laws or regulations applicable to the Special Redemption, the sale of the Tendered Common Units to the Tendering Party or the issuance and sale of Common Shares to the Tendering Party pursuant to Section 15.1.C of this Agreement.
Section 15.2Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner or Assignee at the address set forth in the Register or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.2.
Section 15.3Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.
Section 15.4Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
Section 15.5Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 15.6Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 15.7Waiver.
A.No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
B.The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws.
C.Any waiver by the REIT Limited Partner or CMCT relating to compliance with the Ownership Limit or other restrictions in the Declaration of Trust or Charter shall be made and shall be effective only as provided in the Declaration of Trust or Charter, as applicable.
Section 15.8Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
Section 15.9Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.
A.This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.
B.Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Maryland (collectively, the “Maryland Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Maryland Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.
Section 15.10Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners, executed contemporaneously with the admission of such Limited Partner to the Partnership, affecting the terms hereof, as negotiated with such Limited Partner and which the General Partner in its sole and absolute discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.
Section 15.11Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 15.12Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount to be paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:
A.an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code); or
B.an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code); provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Partnership Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose. Notwithstanding the foregoing, this Section 15.12 shall not apply for the taxable year ending December 31, 2024, and for any subsequent taxable year unless and until the REIT Limited Partner elects to attempt to qualify as a REIT.
Section 15.13No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.
Section 15.14No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto including, without limitation, a creditor of the Partnership or any Partner or other third party having dealings with the Partnership) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly provided herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.
Section 15.15No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as shareholders of the REIT Limited Partner or stockholders of CMCT, including without limitation any right to receive dividends or other distributions made to shareholders of the REIT Limited Partner or stockholders of CMCT or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders or shareholders for the election of trustees of the REIT Limited Partner or directors of CMCT or any other matter.
Section 15.16Interpretation. In this Agreement, unless there is a clear contrary intention: (i) when a reference is made to a section, an annex or a schedule, that reference is to a section, an annex or a schedule of or to this Agreement; (ii) the singular includes the plural and vice versa; (iii) reference to any agreement, document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any statute, rule, regulation or other law means that statute, rule, regulation or law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that section or provision from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of that section or provision; (v) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision of this Agreement; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to agreements, documents or instruments shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (viii) the terms “writing,” “written” and words of similar import shall be deemed to include communications and documents in e-mail, fax or any other similar electronic or documentary form.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

Urban Partners GP, LLC,
a Delaware limited liability company

By:    /s/ David Thompson
Name: David Thompson
Its: Vice President and Chief Financial Officer

REIT LIMITED PARTNER:

CMCT NAV REIT,
a Maryland statutory trust

By: CIM URBAN HOLDINGS, LLC, Trustee

By:    /s/ David Thompson
Name: David Thompson
Its: Vice President

LIMITED PARTNER:

CIM Urban Holdings, LLC
a Delaware limited liability company

By:    /s/ David Thompson
Name: David Thompson
Its: Vice President

[Signature Page to Limited Parntership Agreement of CIM Urban Partners, L.P.]

EXHIBIT A
EXAMPLES REGARDING ADJUSTMENT FACTOR
For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on ________ is 1.0 and (b) on _______ (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 NAV REIT Common Shares issued and outstanding.
Example 1
On the Partnership Record Date, the REIT Limited Partner declares a dividend on its outstanding NAV REIT Common Shares in NAV REIT Common Shares. The amount of the dividend is one NAV REIT Common Share paid in respect of each NAV REIT Common Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:
1.0 * 200/100 = 2.0
Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.
Example 2
On the Partnership Record Date, the REIT Limited Partner distributes options to purchase NAV REIT Common Shares to all holders of NAV REIT Common Shares. The amount of the distribution is one option to acquire one NAV REIT Common Share in respect of each NAV REIT Common Share owned. The strike price is $4.00 a share. The Value of a NAV REIT Common Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:
1.0 * (100 + 100)/(100 + 100 * $4.00/$5.00) = 1.1111
Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.
Example 3
On the Partnership Record Date, the REIT Limited Partner distributes assets to all holders of NAV REIT Common Shares. The amount of the distribution is one asset with a fair market value (as determined by the REIT Limited Partner) of $1.00 in respect of each NAV REIT Common Share owned. It is also assumed that the assets do not relate to assets received by the REIT Limited Partner pursuant to a pro rata distribution by the Partnership. The Value of a NAV REIT Common Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:
1.0 * $5.00/($5.00 - $1.00) = 1.25
Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

EXHIBIT B
COMMON UNIT NOTICE OF REDEMPTION
To:    Urban Partners GP, LLC

Subject to the elections below, the undersigned Common Limited Partner or Assignee hereby irrevocably tenders for redemption ____ Common Units in CIM Urban Partners, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of CIM Urban Partners, L.P., dated as of March 28, 2024 as amended (the “Agreement”), and the Redemption Right referred to therein.
Please elect one of the following redemption options:
☐    NAV REIT Redemption Option
☐    CMCT Redemption Option
If you elected the CMCT Redemption Option, please indicate whether you desire to make a Contingent Redemption Election:
☐ Yes    ☐ No
The undersigned Common Limited Partner or Assignee:
(a)    undertakes (i) to surrender such Common Units at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Sections 15.1.A, 15.1.C and 15.1.E of the Agreement, to the extent applicable;
(b)    directs that the certified check representing the Cash Amount, or the NAV REIT Common Shares Amount or CMCT Common Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;
(c)    represents, warrants, certifies and agrees that:
(i)    the undersigned Common Limited Partner or Assignee is a Qualifying Party,
(ii)    the undersigned Common Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity,
(iii)    the undersigned Common Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein, and

(iv)    the undersigned Common Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and
(d)    acknowledges that he will continue to own such Common Units until and unless either (1) such Common Units are acquired by the REIT Limited Partner pursuant to Section 15.1.C of the Agreement or (2) such redemption transaction closes.
All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated: ___________	Name of Common Limited Partner or Assignee: (Signature of Common Limited Partner or Assignee) (Street Address) (City) (State) (Zip Code)

Issue Check Payable to: Please insert social security or identifying number:	Signature Guaranteed by:

EXHIBIT C
PROSPECTIVE PARTNER QUESTIONNAIRE
Please respond to the following questions regarding the prospective Partner.

(1)Legal form (trust, corporation, partnership, limited liability company, etc.):

(2)Nature of business:

(3)Jurisdiction of organization and location of domicile:
(4)Is the prospective Partner (a) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust), (b) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (a) of this sentence (e.g., a limited liability company with a single member), (c) an organization described in Sections 401(a) or 501 of the Code or (d) a trust permanently set aside or to be used for a charitable purpose?
    ☐ Yes    ☐ No
If the above question is answered “Yes,” please indicate which of the above clauses (a)-(d) is applicable in the space below:
________________________________________________________________________
(5)Is the Investor a grantor trust, a partnership or an S-Corporation for U.S. federal income tax purposes?
                    ☐ Yes        ☐ No
    If the question above is answered “Yes,” please indicate whether or not:
(a) more than 50 percent of the value of the ownership interest of any beneficial owner in the Investor is (or may at any time during the term of the Partnership be) attributable to the Investor’s (direct or indirect) interest in the Partnership; or
    ☐ Yes    ☐ No
(b) it is a principal purpose of the Investor’s participation in the Partnership to permit the Partnership to satisfy the 100 partner limitation contained in U.S. Treasury Regulation Section 1.7704-1(h)(3).
    ☐ Yes    ☐ No